UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 19, 2016, Amicus Therapeutics, Inc., a Delaware corporation (“Amicus” or the “Company”) and Amicus Therapeutics UK Limited, a private limited company incorporated under the laws of England and Wales and wholly owned subsidiary of Amicus (“Amicus UK,” and together with Amicus, the “Companies”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Redmile Group, LLC and certain funds and accounts managed or advised by it set forth in the Purchase Agreement (“Purchasers”), for an aggregate amount of up to $75,000,000.

At closing, the Companies sold, on a private placement basis (a) $50,000,000 aggregate principal amount of unsecured promissory notes (“Initial Notes”) and (b) five-year warrants to purchase up to 37 shares of Amicus common stock, par value $0.01 per share (“Common Stock”) for every $1,000 of the principal amount of Initial Notes purchased by each Purchaser (“Initial Warrants”), for an aggregate of up to 1,850,000 shares of Common Stock issuable under the Initial Warrants. The Companies and the Purchasers have agreed that in full consideration of the purchase price for the Initial Notes, each Purchaser shall surrender for cancellation all notes and warrants acquired from the Company on October 1, 2015 and the Companies shall pay to each Purchaser any unpaid interest accrued thereunder.

Up to an additional $25,000,000 will be available to the Company from the Purchasers at any time following the date of issuance of the Initial Notes and prior to the earlier of (i) the second (2nd) anniversary of the initial closing date and (ii) such date as the VWAP for any four consecutive trading days of the Company’s common stock equals or exceeds 200.0% of the VWAP price as of the initial closing date (the earlier of (i) and (ii), the “Additional Notes End Date”); the Company will have the option (at its sole discretion) to issue and sell to the Purchasers (i) up to $10,000,000 aggregate principal amount of additional notes following Committee for Medicinal Products for Human Use (CHMP) positive opinion of migalastat in Europe and (ii) up to $15,000,000 aggregate principal amount of additional notes following start of a pivotal study for ATB200 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), provided that, at the time of such issuance of Additional Notes, there has not occurred a material adverse effect (as described in the Purchase Agreement) on the Company. All Additional Notes shall include warrants with the same terms as the Initial Warrants.

The Notes bear interest at 3.875%. Of the $50,000,000 of Initial Notes, $15,000,000 of the aggregate principal Initial Notes will be issued by Amicus and will mature on October 1, 2017, which is the same maturity as the original October 1, 2015 note. $35,000,000 of the aggregate principal Initial Notes will be issued by Amicus UK and mature on October 1, 2021, a one-year increase in maturity from the original October 1, 2015 note. For each tranche, interest will accrue but go unpaid until final maturity.

The exercise price of the Warrants is the product of (x) the VWAP (as defined in the Purchase Agreement) for the 4 trading days immediately prior to the date of issuance of the Notes and (y) 132.5%, subject to adjustment. The obligations of Amicus UK under the Notes are guaranteed, irrevocably and unconditionally, by Amicus.

Pursuant to the Purchase Agreement, Amicus has agreed to file an automatic shelf registration statement within 15 days after the issuance of any Common Stock underlying any Warrants for purposes of registering the resale of such Common Stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 hereto and the Form of Warrant, filed as Exhibit 4.1 hereto.

Item 1.02                                           Termination of a Material Definitive Agreement

The information under Item 1.01 is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above, which information is hereby incorporated by reference, are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The information required by this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

4.1                               Form of Warrant, issued on February 19, 2016

10.1                        Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited and the purchasers identified on the signature pages thereto, dated as of February 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: February 19, 2016	By:	/s/ Ellen S. Rosenberg
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant, issued on February 19, 2016
10.1	Note and Warrant Purchase Agreement by and among Amicus Therapeutics, Inc., Amicus Therapeutics UK Limited and the purchasers identified on the signature pages thereto, dated as of February 19, 2016